                                 VAN ECK FUNDS

                   AMENDMENT NO. 2 TO MASTER TRUST AGREEMENT

     Amendment No. 2 to the Master Trust Agreement dated April 3, 1985, made at New York, New York, this 9th day of July, 1985.

                             W I T N E S S E T H:
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     WHEREAS, Section 7.3 of the Master Trust Agreement dated April 3, 1985, as amended (the "Agreement"), of Van Eck Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of the majority of the Trustees of the Trust; and

     WHEREAS, a majority of the Trustees of the Trust have duly adopted the amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

     NOW, THEREFORE, the undersigned John C. van Eck, the duly elected and serving President of the Trust, pursuant to the authorization described above, hereby amends the Agreement in the following respects:

           Section 4.2 of the Agreement is amended to change the name of the sole existing Sub-Trust of the Trust from Van Eck Global Fund to World Trends Fund.

     WITNESS my hand and seal this 9th day July, 1985.



                                        /s/ John C. van Eck
                                        John C. van Eck, President






STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

     Then personally appeared the above-named John C. van Eck, and acknowledged this instrument to be his free act and deed this 9th day of July, 1985.



                                        /s/ Henry G. Neger
                                        Notary Public

                                   My Commission expires: March 30, 1987

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